EXHIBIT 99.1

Slide Presentation dated May 2008

The following slides were presented by Southwestern Energy Company.

(Cover)
Southwestern Energy Company

May 2008 Update

NYSE: SWN

The left side of this slide contains a picture of a helicopter flying over a mountain range at sunset.  The caption above reads "The Right Balance."  The company's formula is located in the bottom corner.  The top-right corner of this slide contains the company logo.

(Slide 1)
Southwestern Energy Company (NYSE: SWN)

General Information

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering and marketing and natural gas distribution.

Market Data as of May 8, 2008
Shares of Common Stock Outstanding	341,963,375
Market Capitalization	$15,583,271,000
Institutional Ownership	91.1%
Management Ownership	4.0%
52-Week Price Range*	$18.00 (8/28/07) - $45.57 (5/8/08)

Investor Contacts

Greg D. Kerley
 Executive Vice President and Chief Financial Officer

Phone:	(281) 618-4803
Fax:	(281) 618-4820

Brad D. Sylvester, CFA
Manager, Investor Relations

Phone:	(281) 618-4897
Fax:	(281) 618-4820

* As adjusted to reflect a two-for-one stock split on March 25, 2008.

(Slide 2)
Forward-Looking Statements

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas plays; the company’s ability to fund the company’s planned capital investments; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the impact of federal, state and local government regulation, including any increase in severance taxes; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services, including pressure pumping equipment and crews in the Arkoma Basin; the company's future property acquisition or divestiture activities; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates, and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “estimated ultimate recovery,” “EUR,” “probable,” “possible,” and “non-proven” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

(Slide 3)
About Southwestern

* Focused on domestic exploration and production of natural gas.
* 1,450 Bcfe of reserves; 96% natural gas; 12.8 R/P at year-end 2007.

* E&P strategy built on organic growth through the drillbit.
* Over 80% of planned E&P capital allocated to drilling in 2008.

* Track record of adding significant reserves at low costs.
* From 2004 through 2007, we've averaged production growth of 28%, reserve growth of 31%, 418% reserve replacement, and F&D cost of $2.26 per Mcfe.

* Proven management team has increased Southwestern's market capitalization from $187 million at year-end 1998 to over $15 billion.
* Strategy built on the Formula:
The Right People doing the Right Things, wisely investing the cash flow from the underlying Assets will create Value+.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 4)
Recent Developments

* First Quarter 2008 Highlights
* Production of 39.1 Bcfe, up 71%.
* Net income of $109.0 million, up 114%.
* Discretionary cash flow of $283.7 million, up 99%.
* Capital investments of $409.9 million, up 25%.

* Operations Update
* Arkoma Basin and East Texas development programs delivering high-return growth.
* Early success with James Lime drilling program in East Texas.
* Significant progress realized in our Fayetteville Shale play.
* Through March 31, 2008, 533 wells completed, including 426 SW/XL horizontal wells.
* Development project at Southeast Rainbow pilot area demonstrating the potential production and cost improvements of full-scale development.
* Gross operated production from Fayetteville Shale project increased to approximately 400 MMcf per day at April 14, 2008, up from approximately 155 MMcf a year ago.
* Sold 55,631 net acres located in the southeast portion of our Fayetteville Shale focus area for $518 million in cash.

Note:    Discretionary cash flow is net cash flow before changes in operating assets and liabilities and is a non-GAAP financial measure (see reconciliation on page 33).

              Well data as of March 31, 2008, excludes 24 wells which were sold in 2008.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 5)
Proven Track Record

This slide contains bar charts for the periods ended December 31.

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008E
Production (Bcfe)	33	36	40	40	41	54	61	72	113	168-172E
Reserve Replacement (%)	148%	211%	155%	215%	313%	365%	399%	386%	474%
EBITDA ($MM) (1)	$75	$104	$134	$99	$151	$255	$346	$415	$675
F&D Cost ($/Mcfe)	$1.20	$0.91	$1.59	$0.99	$1.33	$1.43	$1.71	$2.72	$2.55

Note: Reserve data includes reserve revisions and excludes capital investments in drilling rigs.

(1)    EBITDA is a non-GAAP financial measure.  See explanation and reconciliation of EBITDA on page 34.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 6)
Areas of Operations

This slide contains a map of Arkansas, Louisiana, Oklahoma, Texas and New Mexico with shadings to denote the Conventional Arkoma and Permian Basins, the Gulf Coast and the East Texas regions and the Fayetteville Shale. Lines trace gas distribution pipelines.

Exploration and Production Segment

* 2007: 1,450 Bcfe of Reserves
96% Natural Gas
Production: 113.6 Bcfe
* 2008 Est. Production: 168-172 Bcfe

Conventional Arkoma

* Reserves - 304 Bcf (21%)
* Production - 23.8 Bcf (21%)

Fayetteville Shale

* Reserves - 716 Bcf (49%)
* Production - 53.5 Bcf (47%)

East Texas

* Reserves - 353 Bcfe (24%)
* Production - 29.9 Bcfe (26%)

Permian

* Reserves - 60 Bcfe (4%)
* Production - 4.7 Bcfe (4%)

Gulf Coast

* Reserves - 12 Bcfe (1%)
* Production - 1.4 Bcfe (1%)

Gas Distribution Segment

* 152,000 customers in North Arkansas
* Sale pending for $224 million
* 2% of 2007 EBITDA

* Southwestern's E&P segment operates in Arkansas, Texas, New Mexico, Oklahoma and Louisiana and generated approximately 95% of 2007 EBITDA.
* Midstream Services segment provides marketing and gathering services for the E&P business.
* Recently signed Sale and Purchase Agreement for the sale of utility business for $224 million plus working capital. Transaction expected to close approximately mid-2008.

Note: Reserve and production data by area does not add to year-end totals for Company due to exclusion of New Ventures area.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 7)
Capital Investments

This slide contains a bar chart of company capital investments, summarized as follows:

						2008
	2003	2004	2005	2006	2007	Plan
	(in millions)
Utility & Other	$9	$13	$16	$32	$16	$25
Property Acquisitions	$ -	$14	$ -	$18	$ 2	$ -
Cap. Expense & Other E&P	$12	$18	$32	$62	$77	$142
Leasehold & Seismic	$19	$21	$61	$70	$166	$131
Development Drilling	$120	$209	$287	$421	$1,110	$1,218
Exploration Drilling	$20	$20	$36	$196	$20	$50
Midstream Services	$ -	$ -	$16	$49	$107	$135
Drilling Rigs	$ -	$ -	$35	$94	$ 5	$ -
Total	$180	$295	$483	$942	$1,503	$1,701

This slide also contains a pie chart of the company's preliminary planned 2008 capital investments by area of operation, summarized as follows:

% of Total
Capital Investments
Arkoma Fayetteville Shale	70%
East Texas	9%
Arkoma	8%
Midstream	8%
Other E&P	4%
Corporate	1%
Utility/Other	<1%

* E&P capital program heavily weighted to low-risk development drilling in 2008.

* Plan to invest over $1.3 billion in the Fayetteville Shale play in 2008.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 8)

East Texas

This slide contains a map of several counties in East Texas.  The company's Overton and Angelina River Trend acreage positions are highlighted.  The James Lime Horizontals and the East Texas Salt Basin are also denoted on the map.  The cities of Tyler and Lufkin, Texas are displayed as reference points.

East Texas Activity:		Annual	Year-End
	Well	Production	Reserves
	Count	(Bcfe)	(Bcfe)
Original Wells (acquired)	16	0.3	22
2001 - 2002 Development	33	8.2	111
2003 Development	57	13.6	196
2004 Development	84	22.2	299
2005 Development	88	28.2	369
2006 Development	78	32.0	383
2007 Development	80	29.9	353
Planned 2008 Development	55	29 - 31

James Lime Horizontals
5 Wells Completed
IP Rates of 4.2 - 14.4 MMcfe/d

* Entered area in 2000 with purchase of 10,800 acres at Overton for $6.1 million.

* Current acreage position of 24,400 gross acres at Overton and 95,000 gross acres at Angelina and Jebel.

* Drilled 366 wells at Overton from 2001 to March 31, 2008, with 100% success.

* Future development program at Angelina and Jebel Prospects, including approximately 21 net James Lime horizontal wells in 2008.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 9)

Arkoma Basin

This slide contains a map of Arkansas and Oklahoma with shading to denote the Arkoma Basin. The Fayetteville Shale Focus Area, Ranger Anticline, Midway and the area known as the Fairway are further noted.

* 65+ years of experience in the basin, large acreage position of over 490,000 net acres in the traditional fairway.
* 2008 capital program includes drilling 100 - 110 wells in the traditional fairway, Ranger Anticline and Midway areas.

* In April 2008, SWN sold 55,631 net acres located in the southeast portion of its Fayetteville Shale focus area for $518 million in cash.

* SWN currently holds approximately 851,100 net acres in the Fayetteville Shale play area (equivalent to over 1,300 square miles).

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 10)
Fayetteville Shale Focus Area

This slide contains a map of the Fayetteville Shale Focus Area in Arkansas.  Existing pilot areas and portions of the conventional fairway are indicated. 725,669 net acres and 125,400 net acres HBP are outlined on the map. A box denotes Conventional Production (11 MMcf/d). The Scotland Field, Gravel Hill Field, Griffin Mountain Field, Cove Creek Field, New Quitman Field, Chattanooga Test and Ranger Anticline are also designated.  The Moorefield Prospective Area is outlined.  Lines trace the Ozark, Centerpoint, NGPL, MRT and TETCO transmission pipelines.

* Mississippian-age shale, geological equivalent of the Barnett Shale in north Texas.

* As of March 31, 2008, SWN has drilled and completed 533 wells, of which 426 are horizontal slickwater or crosslinked gel fracture stimulated wells, in 33 separate pilot areas in 8 counties.

* We anticipate participating in 520 horizontal wells in 2008, approximately 75% operated.

Notes:    Map updated as of May 8, 2008.

                Well data as of March 31, 2008, excludes 24 wells which were sold in 2008.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 11)
Fayetteville Shale - Improving Well Performance

Time Frame	Wells Placed on Production	Average IP Rate (Mcf/d)	30th-Day Avg Rate (# of wells)	60th-Day Avg Rate (# of wells)	Avg Lateral Length	Completion Method SW/XL/Hy/RHy
1st Qtr 2007	62	1,208	1,023 (62)	921 (62)	2,113	12/40/10
2nd Qtr 2007	50	1,473	1,203 (50)	1,030 (50)	2,497	27/12/11
3rd Qtr 2007	75	1,836	1,525 (73)	1,350 (72)	2,613	70/4/1
4th Qtr 2007	84	1,940	1,598 (84)	1,414 (83)	3,120	73/2/9
1st Qtr 2008	76	2,314	2,176 (49)	1,649 (16)	3,285	71/2/3
Wells with lateral length > 3000 feet	142	2,223	1,996 (120)	1,648 (96)	3,436	124/4/14

* Focusing on longer laterals, slick-water completions and larger frac jobs.

* For 2008, the average lateral length of planned wells is projected to be approximately 3,300 feet and our average well cost is projected to be $3.05 million.

* Utilizing 3-D seismic to improve overall well performance. Over 75% of our 2008 planned wells will have the benefit of 3-D seismic (versus 20% in 2007).

Note: Data as of March 31, 2008.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 12)
Fayetteville Shale - Horizontal Well Performance

The graph contained in this slide provides average daily production data through March 31, 2008, for the company's horizontal wells drilled in the Fayetteville Shale.  This graph displays two composite curves, one showing the SW/XL normalized production from the company's horizontal wells excluding mechanical issues and another showing the SW normalized production from the company's horizontal wells with laterals greater than 3,000 feet excluding mechanical issues. The production data is compared to 2.5 Bcf, 2.0 Bcf and 1.5 Bcf typecurves from the company's reservoir simulation shale gas model.  Well counts and respective days of production are also displayed, as follows:

Days of Production	Total Well Count	All Horizontal Wells with Laterals > 3,000 Feet

30	377	113
60	349	91
90	334	78
120	307	63
150	285	51
180	259	30
210	234	25
240	209	19
270	190	12
300	173	9
330	154	6
360	141	3
390	117	2
420	94	2
450	80	2
480	64	2
510	48	2
540	38	2
570	34	2
600	28	1
630	21	1
660	12	0
690	7	0
720	4	0
750	2	0
780	1	0
810	1	0
840	1	0
870	1	0
900	1	0

Note: Data as of March 31, 2008.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 13)
Fayetteville Project - Gross Production

This line graph shows gross production in MMcf/d for the Fayetteville Shale from January 2006 to April 14, 2008. Gross operated production of approx. 400 MMcf/d as of April 14, 2008.

(Slide 14)
Midstream - Capturing Additional Value Beyond the Wellhead

This slide contains a map of several counties in Arkansas where the company's Fayetteville Shale Focus Area is located.  These counties include Johnson, Pope, Van Buren, Cleburne, Logan, Yell, Conway, Faulkner and White.  Lines trace DeSoto Gathering Lines, Transmission, Planned Boardwalk Lateral and the Ozark, Centerpoint, NGPL, MRT and TETCO transmission pipelines.  Compression facilities are also indicated on the map.

* Midstream assets provide rapidly growing revenue stream and potential future funding source.

* Currently gathering approximately 490 MMcf per day through 640 miles of gathering lines, up from approximately 165 MMcf per day the same time a year ago.

* 2007 EBITDA(1) of approximately $18.8 million and $50.0 to $55.0 million projected for 2008. Projected capex of $135 million for 2008.

Note:  Map updated as of May 8, 2008.

(1) EBITDA is a non-GAAP financial measure.  See explanation and reconciliation of EBITDA on page 34.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 15)
Outlook for 2008

* Production target of 168 - 172 Bcfe in 2008 (estimated growth of ~50%).

	2007	2008 Guidance
	Actual	NYMEX Price Assumptions
	$6.86 Gas	$8.00 Gas	$9.00 Gas	$10.00 Gas
	$69.72 Oil	$80.00 Oil	$90.00 Oil	$100.00 Oil

Net Income	$221.2 MM	$435 - $440 MM	$475 - $480 MM	$510 - $515 MM
EPS	$0.64 (1)	$1.24 - $1.26	$1.36 - $1.38	$1.46 - $1.48
EBITDA (2)	$675.4 MM	$1,190 - $1,200 MM	$1,255 - $1,265 MM	$1,310 - $1,320 MM
Net Cash Flow (2)	$651.2 MM	$1,160 - $1,170 MM	$1,225 - $1,235 MM	$1,280 - $1,290 MM
Divestitures (3)	---	$700 - $800 MM	$700 - $800 MM	$700 - $800 MM
CapEx	$1,503 MM	$1,701 MM	$1,701 MM	$1,701 MM
Debt %	37%	25% - 30%	25% - 30%	25% - 30%

Note:  Guidance updated as of May 8, 2008.  2007 oil and gas prices include actual last-day NYMEX closing prices through May 2008.

(1)     As adjusted to reflect the two-for-one stock split effected on March 25, 2008.

(2)     Net cash flow is net cash flow before changes in operating assets and liabilities.  Net cash flow and EBITDA are non-GAAP financial measures.  See explanation and reconciliation of non-GAAP financial measures on pages 33 and 34.

(3)    Expected after-tax proceeds of planned asset divestitures (includes announced utility and Fayetteville Shale acreage sales and potential sale of Gulf Coast/Permian assets.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 16)
The Road to V+

* Invest in the Highest PVI Projects.

* Accelerate Development of the Fayetteville Shale Play.

* Deliver the Numbers.
* Production and Reserve Growth.
* Maximize Cash Flow.

* Continue to Tell Our Story.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 17)
Appendix

(Slide 18)
Financial & Operational Summary

	Quarter ended March 31,		Year ended December 31,
	2008	2007	2007	2006	2005
	($ in millions, except per share amounts)

Revenues	$524.1	$284.7	$1,255.1	$763.1	$676.3
EBITDA (1)	284.6	139.6	675.4	414.5	345.9
Net Income	109.0	51.0	221.2	162.6	147.8
Net Cash Flow (1)	283.7	142.4	651.2	413.5	321.8
Diluted EPS (2)	$0.31	$0.15	$0.64	$0.47	$0.47
Diluted CFPS (2)	$0.81	$0.41	$1.87	$1.21	$1.03

Production (Bcfe)	39.1	22.9	113.6	72.3	61.0
Avg. Gas Price ($/Mcf)	$7.70	$6.71	$6.80	$6.55	$6.51
Avg. Oil Price ($/Bbl)	$96.55	$55.17	$69.12	$58.36	$42.62

Finding Cost ($/Mcfe) (3)			$2.55	$2.72	$1.71
Reserve Replacement (%) (3)			474%	386%	399%

(1)    Net cash flow is net cash flow before changes in operating assets and liabilities.  Net cash flow and EBITDA are non-GAAP financial measures.  See explanation and reconciliation of non-GAAP financial measures on pages 33 and 34.

(2)    Diluted earnings per share and diluted cash flow per share have been adjusted to reflect the two-for-one stock split effected on March 25, 2008 and two 2-for-1 stock splits during 2005.

(3)    Excluding reserve revisions and capital investments in drilling rigs.

(Slide 19)
Consistent Commodity Hedging Strategy

This slide contains a bar chart detailing gas hedges in place by quarter for year 2008, year 2009 and year 2010.  A summary of these gas hedges is as follows:

			Average Price per Mcf	Percent
	Type	Hedged Volumes	(or Floor/Ceiling)	Hedged
2008	Swaps	70.0 Bcf	$8.43	42%
	Collars	48.0 Bcf	$7.92 / $11.60	29%
2009	Swaps	76.0 Bcf	$8.30	-
	Collars	47.0 Bcf	$8.38 / $10.85	-
2010	Swaps	28.0 Bcf	$8.76	-
	Collars	14.0 Bcf	$8.29 / $10.57	-

SWN has historically hedged 70 - 80% of projected gas production volumes.

Historical Gas Hedge Percentages
2002	78%
2003	80%
2004	70%
2005	79%
2006	73%
2007	72%

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 20)

SWN is One of the Lowest Cost Operators

This slide contains a bar graph that compares SWN to its competitors in terms of lifting cost per Mcfe of production (3 year average).

Lifting Cost per Mcfe
of Production
(3 year average)

Southwestern Energy Company	$0.88
Noble Energy	$1.12
Chesapeake Energy	$1.16
Ultra Petroleum	$1.17
EOG Resources	$1.19
EnCana	$1.23
Range Resources	$1.24
Pioneer Natural Resources	$1.37
Devon Energy	$1.53
XTO Energy	$1.54
Newfield Exploration	$1.60
Forest Oil	$1.63
Cimarex Energy	$1.73
Cabot Oil & Gas	$1.75
Anadarko Petroleum	$1.77
Apache	$1.78
Quicksilver Resources	$1.84
St. Mary Land & Exploration	$1.87
Swift Energy	$1.88
Denbury Resources	$2.56

This slide also contains a bar graph comparing SWN to its competitors in terms of drillbit F&D cost per Mcfe (3 year average).

Drillbit F&D Cost
per Mcfe
(3 year average)

Ultra Petroleum	$0.75
Quicksilver Resources	$1.15
XTO Energy	$1.67
Range Resources	$1.89
Cabot Oil & Gas	$1.99
EOG Resources	$2.10
EnCana	$2.12
Southwestern Energy Company	$2.21
Devon Energy	$2.44
Apache	$2.53
Denbury Resources	$2.92
Newfield Exploration	$3.08
Forest Oil	$3.66
Noble Energy	$4.09
St. Mary Land & Exploration	$4.30
Pioneer Natural Resources	$4.41
Cimarex Energy	$4.42
Swift Energy	$6.08
Anadarko Petroleum	$6.09
Chesapeake Energy	$6.18

Source:  John S. Herold Database

Note:  All data as of December 31, 2005, 2006 and 2007.

Drillbit F&D Cost per Mcfe defined as three-year sum of total costs incurred less the three-year sum of proved acquisitions cost divided by the three-year sum of reserve additions from extensions and discoveries.

(Slide 21)

Fayetteville Shale Activity Compared to the Barnett

This slide contains bar charts displaying the number of wells drilled in the Barnett Shale Play and the Fayetteville Shale Play, summarized as follows:

Barnett Shale Play

*1981 – 1st Well Drilled

*1992 – 1st Horizontal Well Drilled

*1997 – 1st Slickwater Frac

1981-1989	Avg. 7 Vertical Wells/Year

1990-1994	Avg. 40 Vertical Wells/Year

1995-1999	Avg. 73 Vertical Wells/Year

2000	Vertical Wells Drilled Horizontal Wells Drilled	186 2

2001	Vertical Wells Drilled Horizontal Wells Drilled	501 3

2002	Vertical Wells Drilled Horizontal Wells Drilled	785 5

2003	Vertical Wells Drilled Horizontal Wells Drilled	872 75

2004	Vertical Wells Drilled Horizontal Wells Drilled	566 278

2005	Vertical Wells Drilled Horizontal Wells Drilled	322 613

2006E	Vertical Wells Drilled Horizontal Wells Drilled	200 1100

2007E	Vertical Wells Drilled Horizontal Wells Drilled	250 1500

Fayetteville Shale Play

*Q2 2004 – 1st Well Drilled

*Q1 2005 – 1st Horizontal Well Drilled

*Q3 2005 – 1st Slickwater Frac

2004	Vertical Wells Drilled Horizontal Wells Drilled	21 0

2005	Vertical Wells Drilled Horizontal Wells Drilled	30 37

2006	Vertical Wells Drilled Horizontal Wells Drilled	7 189

2007	Vertical Wells Drilled Horizontal Wells Drilled	5 410

2008E	Vertical Wells Drilled Horizontal Wells Drilled	0 ~520

Source: Republic Energy Co., Tudor, Pickering, Holt & Co. Securities, Inc.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 22)

Fayetteville Shale Production Compared to the Barnett

The graph contained in this slide displays production volumes in MMcf/d for the Fayetteville Shale over a less than 3-year period and the Barnett Shale over a more than 19-year period, which are the respective time periods in which each shale play reached 300 MMcf/d in production.

A box accompanying the graph states:

We collapsed the “learning curve” dramatically; Paradigm shift in gas prices

Source: Tudor, Pickering, Holt & Co. Securities, Inc.

(Slide 23)

The Energy Balance Today
* Oil and gas prices have risen substantially since 2002.

* World demand for hydrocarbons has increased dramatically (China, India, etc.) and supply/demand relationship is tight.

* Resource nationalism is a reality.

* A serious challenge exists to meet demand growth for hydrocarbons (oil and gas).

* There are no "silver bullet" technologies today to replace hydrocarbons.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 24)

U.S. Oil Consumption and Sources

This slide displays U.S. oil production versus U.S. oil consumption in thousands of barrels per year from 1981 to 2006. Net imports for the same period are also given.  Imports represent 66% of total US consumption.

Source:  EIA

(Slide 25)

West Texas Intermediate Oil Prices

This line graph shows the price of West Texas Intermediate oil in $/Bbl for the years 2000 to present noting a compound average growth rate of 30% from 2002 to 2008.  It is also noted, however, finding costs for US E&P Companies from 2002-2007 grew at a 26% CAGR.

Source: Bloomberg, John S. Herold, Inc.

(Slide 26)

Rising Resource Nationalism

This slide contains a bar graph displaying the volume of oil and gas resources in BBoe controlled by the following entities:

Government-owned Oil Companies (GOCs) – 95%:

Saudi Aramco, NIOC (Iran), Qatar Petroleum, ADNOC (UAE), Iraq NOC,

Gazprom (Russia), KPC (Kuwait), PDVSA (Venezuela), NNPC (Nigeria), NOC (Libya)

Sonatrach (Algeria), Rosneft (Russia), Petronas (Malaysia), Lukoil (Russia),

Pemex (Mexico), Petrochina (China), Petrobras (Brazil), ONGC (India), Sinopec (China)

International Oil Companies (IOCs) – 5%:

ExxonMobil, BP, Chevron, Royal Dutch Shell, Total, ConocoPhillips, ENI

* GOCs control an overwhelming majority of oil and gas resources.

Source: Merrill Lynch

(Slide 27)

The Challenges

* Aging of the workforce

* Access to land

* Political situations in large resource countries

* Balancing environmental vs. energy needs

* Lack of new talent (engineering and technical)

* Challenge of meeting the demand growth with new supplies

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 28)

U.S. Gas Consumption and Sources

This slide displays U.S. gas production versus U.S. gas consumption in Bcf from 1975 to 2006. Net imports for the same period are also given.  U.S. gas consumption and production rising in recent years.

Source: EIA

(Slide 29)
U.S. Electricity Consumption on the Rise

This line graph shows an increase in U.S. electricity consumption in billion kilowatt-hours per month from 1990 to present.

Source:  Edison Electric Institute

(Slide 30)
NYMEX Gas Prices

This line graph represents NYMEX gas prices in $/Mcf from 2000 to present.

Source:  Bloomberg

(Slide 31)
U.S. Gas Drilling

This line graph denotes the number of rigs drilling for gas through the period 1988 to present.

Source:  Baker Hughes

(Slide 32)
Oil and Gas Price Comparison

This line graph compares the prices of Henry Hub natural gas and WTI crude oil in $/MMBtu and $/Bbl, respectively, for the period 1994 to present.

Source:  Bloomberg

(Slide 33)

Explanation and Reconciliation of Non-GAAP Financial Measures: Net Cash Flow

Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Net cash provided by operating activities before changes in operating assets and liabilities should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles. Forecasting changes in operating assets and liabilities would require unreasonable effort, would not be reliable and could be misleading. Therefore, the reconciliation of the company’s forecasted net cash provided by operating activities before changes in operating assets and liabilities has assumed no changes in assets and liabilities. The first table below reconciles actual net cash provided by operating activities before changes in operating assets and liabilities with net cash provided by operating activities as derived from the company's financial information.

	Quarter Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	($ in thousands)
Net cash provided by operating activities before changes in operating assets and liabilities	$283,717	$142,403	$651,170	$413,508	$321,758
Add back (deduct):
Change in operating assets and liabilities	13,370	(13,992)	(28,435)	16,429	(17,276)
Net cash provided by operating activities	$297,087	$128,411	$622,735	$429,937	$304,482

2008 Guidance
NYMEX Commodity Price Assumptions
	$8.00 Gas	$9.00 Gas	$10.00 Gas
	$80.00 Oil	$90.00 Oil	$100.00 Oil
($ in millions)
Net cash provided by operating activities	$1,160-$1,170	$1,225-$1,235	$1,280-$1,290
Add back (deduct):
Assumed change in operating assets and liabilities	--	--	--
Net cash provided by operating activities before changes in operating assets and liabilities	$1,160-$1,170	$1,225-$1,235	$1,280-$1,290

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 34)

Explanation and Reconciliation of Non-GAAP Financial Measures: EBITDA

EBITDA is defined as net income plus interest, income tax expense, depreciation, depletion and amortization. Southwestern has included information concerning EBITDA because it is used by certain investors as a measure of the ability of a company to service or incur indebtedness and because it is a financial measure commonly used in the energy industry.  EBITDA should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. EBITDA as defined above may not be comparable to similarly titled measures of other companies. Net income is a financial measure calculated and presented in accordance with generally accepted accounting principles. The table below reconciles historical EBITDA with historical net income.

	3 Months Ended March 31,		12 Months Ended December 31,
	2008	2007	2007 (1)	2006	2005	2004	2003		2002	2001	2000		1999
	($ in thousands)
Net income	$109,029	$50,988	$221,174	$162,636	$147,760	$103,576	$48,897		$14,311	$35,324	$20,461	(2)	$9,927
Depreciation, depletion and amortization	97,245	55,920	294,500	151,795	96,641	74,919	56,833		54,095	53,003	47,505		41,707
Net interest expense	11,529	1,458	23,873	679	15,040	16,992	17,311		21,466	23,699	24,689		17,351
Provision for income taxes	66,824	31,251	135,855	99,399	86,431	59,778	28,372	(3)	8,708	21,917	11,457		6,449
EBITDA	$284,627	$139,617	$675,402	$414,509	$345,872	$255,265	$151,413		$98,580	$133,943	$104,112	(2)	$75,434

(1)    Net income for the Midstream Services segment was $6,933, depreciation, depletion and amortization was $5,527, net interest expense was $2,006 and provision for income taxes was $4,294.

(2)    2000 amounts exclude unusual items of $109.3 million for the Hales judgment and $2.0 million for other litigation.

(3)    Provision for income taxes for 2003 includes the tax benefit associated with the cumulative effect of adoption of accounting principle.

The table below reconciles forecasted EBITDA with forecasted net income for 2008, assuming various NYMEX price scenarios and the corresponding estimated impact on the company's results for 2008, including current hedges in place, as of May 8, 2008:

2008 Guidance
Overall Corporate
	NYMEX Commodity Price Assumptions			Midstream
	$8.00 Gas	$9.00 Gas	$10.00 Gas	Services
	$80.00 Oil	$90.00 Oil	$100.00 Oil	Segment (1)
($ in millions)
Net income	$435-$440	$475-$480	$510-$515	$25-$27
Add back:
Provision for income taxes - deferred	267-270	291-294	313-316	14-16
Interest expense	41-43	41-43	41-43	3-5
Depreciation, depletion and amortization	440-450	440-450	440-450	10-12
EBITDA	$1,190-$1,200	$1,255-$1,265	$1,310-$1,320	$50-$55

(1)    Midstream Services segment 2008 results assumes NYMEX commodity prices of $9.00 per Mcf for natural gas and $90.00 per barrel for crude oil.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".